As filed with the Securities and Exchange Commission on February 13, 2014
Registration No. 333-136998

SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
________________________________________________________________

POST-EFFECTIVE AMENDMENT
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________________________________________________

CINEDIGM CORP.
(Exact name of registrant as specified in its charter)

Delaware	7389	22-3720962
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

902 Broadway, 9th Floor
New York, NY  10010
(212) 206-8600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CHRISTOPHER J. MCGURK
Chief Executive Officer
Cinedigm Corp.
902 Broadway, 9th Floor
New York, NY 10010
(212) 206-8600

(Name, address, including zip code and telephone number,
including area code, of agent for service)

With a copy to:

JONATHAN K. COOPERMAN, ESQ.
Kelley Drye & Warren LLP
101 Park Avenue
New York, New York 10178
(212) 808-7800

Approximate date of commencement of proposed sale to the public:  Not applicable.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  [_]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  [_]

________________________________________________________________

DEREGISTRATION OF SECURITIES

Cinedigm Corp. (f/k/a Cinedigm Digital Cinema Corp., f/k/a Access Integrated Technologies, Inc.) (the “Registrant”) is filing this post-effective amendment to deregister securities registered for issuance on Registration Statement on Form S-3, No. 333-136998 (the “Registration Statement”).  The Registration Statement originally registered the resale of 1,320,000 shares of Class A common Stock of the Registrant.  The registration rights relating to the securities covered by the Registration Statement expired in or before April 2009.  All securities which remain unsold under the Registration Statement are hereby deregistered.  As a result of this deregistration, no securities remain registered for sale pursuant to the Registration Statement.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant hereby certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 for the sale of securities and authorized this amendment to the Form S-3 registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on the 13th day of February, 2014.

CINEDIGM CORP.
By:	/s/ Gary S. Loffredo
Gary S. Loffredo
President of Digital Cinema, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature(s)	Title(s)	Date

/s/ Christopher J. McGurk	Chief Executive Officer and Chairman	February 13, 2014
Christopher J. McGurk	of the Board of Directors (Principal Executive Officer)

/s/ Adam M. Mizel	Chief Operating Officer, Chief Financial Officer and	February 13, 2014
Adam M. Mizel	Director (Principal Financial Officer)

/s/ Gary S. Loffredo	President of Digital Cinema, General Counsel,	February 13, 2014
Gary S. Loffredo	Secretary and Director

/s/ John B. Brownson	Senior Vice President - Accounting and Finance	February 13, 2014
John B. Brownson	(Principal Accounting Officer)

Director
Peter C. Brown

*	Director	February 13, 2014
Wayne L. Clevenger

*	Director	February 13, 2014
Matthew W. Finlay

Director
Martin B. O’Connor II

Director
Laura Nisonger Sims

* By:	/s/ Gary S. Loffredo
Gary S. Loffredo
Attorney-in-Fact